UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 10, 2018

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085
(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On September 10, 2018, Worthington Industries, Inc. (“Worthington” or the “Company”) announced that John Lamprinakos, who was serving as President of the Company’s Steel Processing business, is retiring.  Geoffrey G. Gilmore, Vice President and Chief Operating Officer of the Company, will oversee the business until a new leader is named.

Mr. Lamprinakos has been President of Worthington’s Steel Processing business since June 2016.  Previously, Lamprinakos served as President of Worthington’s Engineered Cabs business for three years, and President and CEO of WAVE, the Company’s joint venture with a subsidiary of Armstrong World Industries, Inc., for nine years. Before joining WAVE, Lamprinakos spent 24 years at Worthington’s Pressure Cylinders business.

A copy of the news release issued by Worthington on September 10, 2018 announcing Mr. Lamprinakos’ retirement is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) – (c)  Not applicable.

(d)           Exhibits

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on September 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: September 11, 2018	By:	/s/ Dale T. Brinkman
Dale T. Brinkman
Vice President-Administration, General Counsel & Secretary